Exhibit 10.17

AMENDMENT NO. 1

TO RETENTION AGREEMENT

This Amendment No. 1 to the Retention Agreement (this “Amendment”) is entered into as of April 23, 2026, by and between Transportation and Logistics Systems, Inc. (the “Company”) and Sebastian Giordano (“Executive”).

This Amendment modifies that certain Retention Agreement dated on December 15, 2025 (the “Agreement”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Agreement provides that the Company and Executive shall negotiate in good faith a new employment agreement within sixty (60) days of the Effective Date, and conditions payment of the Retention Bonus upon the execution of a Settlement Agreement and Mutual Release converting accrued compensation into Series J Preferred Shares;

WHEREAS, the Company and Executive now desire to extend the deadline for entering into a new Employment Agreement to no later than the closing of an acquisition, rather than within sixty (60) days of the Effective Date;

WHEREAS, the Agreement provides for two fixed Retention Bonus payments of $250,000 each upon the Company closing specified financing events of $1,000,000 and $2,500,000 by December 31, 2026;

WHEREAS, the parties now desire to amend the Agreement so that the Retention Bonus shall be paid on a pro-rata basis relative to any capital raised, rather than only upon meeting the full financing thresholds;

WHEREAS, the parties further desire to provide the Executive with the ability to extend the December 31, 2026 deadline for payment of any remaining Retention Bonus amounts if the Company has not raised aggregate gross proceeds of $3,500,000 by such date;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Agreement is hereby amended as follows:

1. Extension of Deadline to Enter Employment Agreement

The second sentence of Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company and Executive shall negotiate in good faith and enter into a new Employment Agreement no later than the closing of any acquisition or merger of a new business opportunity by the Company (the “Acquisition Closing”).”

2. Pro-Rata Retention Bonus Payments

Section 1(a) and 1(b) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(a) The Retention Bonus shall be paid on a pro-rata basis relative to capital raised by the Company, whether in one or more financings, until the full $500,000 Retention Bonus has been paid. If the Company raises less than the $1,000,000 and $2,500,000 financing thresholds set forth in the original Agreement, the Retention Bonus payment shall be calculated on a pro-rata basis (e.g., if $500,000 is raised in the first financing, the pro-rata payment shall equal $125,000). Payments shall be made within five (5) business days of each financing closing. The Company shall only be obligated to make such payments to the extent it has the resources to do so.

(b) The full $500,000 Retention Bonus shall be deemed earned and fully payable once aggregate gross proceeds from financings equal or exceed $3,500,000.”

3. Extension of December 31, 2026 Deadline

The following provision is hereby added as Section 1(c) of the Agreement:

“(c) Notwithstanding anything in the Agreement to the contrary, if the Company has not raised aggregate gross proceeds of $3,500,000 by December 31, 2026, the deadline for payment of any remaining Retention Bonus amounts may be extended upon the written consent of the Executive, which consent may be granted or withheld in the Executive’s sole discretion.”

4. Conforming Changes

All references in the Agreement to the sixty (60) day deadline for negotiating a new employment agreement, “Initial Payment Date,” and “Final Payment Date” are hereby deemed modified to reflect the amendments set forth herein.

5. No Other Changes

Except as expressly amended herein, all terms and conditions of the Agreement remain in full force and effect.

[Signature Page Follows]

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	John Mercadante
Title:	Director

EXECUTIVE:

Sebastian Giordano